CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Supplement No. 1 to the SFX Broadcasting, Inc. ("SFX") Merger Proxy/ Prospectus (the "Supplement") which is incorporated by reference in, and attached to, the Form 8-K to be filed on or about October 28, 1996 and incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of SFX filed on October 3, 1996 and the Registration Statement (Form S-3) and related Prospectus of SFX filed on June 25, 1996, and to the inclusion in the Supplement and incorporation by reference in the Registration Statements of our report dated March 6, 1996 with respect to the financial statements of Texas Coast Broadcasters, Inc. at December 31, 1995 and 1994 and for the years then ended.


                                /s/ Mohle, Adams, Till, Guidry & Wallace, L.L.P.
                                ------------------------------------------------
                                Mohle, Adams, Till, Guidry & Wallace, L.L.P.



Houston, Texas
October 28, 1996